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                                                                   EXHIBIT 10.1



                       RESTATED INVESTOR RIGHTS AGREEMENT

         This Restated Investor Rights Agreement (the "Agreement") is effective as of March 27, 1998 by and among Symyx Technologies, a California corporation (the "Company"), and the holders of the Company's Preferred Stock (the "Investors").

                                    RECITALS

         A. Pursuant to a Restated Investors Rights Agreement dated as of July 29, 1997 (the "Prior Rights Agreement"), the Company has granted certain rights to the holders of its Series A, Series B and Series C Preferred Stock.

         B. The Company intends to enter into one or more Series D Preferred Stock Purchase Agreements, the first of which is of even date herewith (collectively, the "Series D Agreement") and to sell and issue pursuant to such Series D Agreement shares of Series D Preferred Stock. In connection with the Series D Agreement, the Company and the parties to the Prior Rights Agreement desire to restate the Prior Rights Agreement to provide all holders of Preferred Stock the rights set forth herein. The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock sold pursuant the Series D Agreement and the shares of Section 10 Common Stock (as defined in the initial Series D Agreement dated March 27, 1998) if and when sold pursuant to the initial Series D Agreement dated March 27, 1998 and the Common Stock Purchase Agreement (as defined in Section 10 of the initial Series D Agreement dated March 27, 1998) are collectively referred to herein as the "Preferred Shares."

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

         1. Registration Rights.

            1.1 Definitions. For purposes of this Section 1:

                (a) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

                (b) The term "Registrable Securities" means (1) the Common Stock issued upon conversion of the Company's outstanding Preferred Stock, (2) the
Section 10 Common Stock (as defined in the Series D Agreement of even date herewith) when and if issued and (3) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Stock or Common Stock, excluding in all



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cases, however, (i) any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not properly assigned in accordance with Section 1.12 hereof, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;

                (c) The number of shares of "Registrable Securities then outstanding" shall be determined by reference to the number of shares of Common Stock outstanding, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities, which are Registrable Securities;

                (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof;

                (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the United States Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC; and

                (f) The term "Act" shall mean the Securities Act of 1933, as amended.

            1.2 Request for Registration.

                (a) If the Company shall receive at any time after the earlier of (i) May 15, 2000 or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least forty percent (40%) of the Registrable Securities then outstanding (including securities convertible into Registrable Securities) that the Company file a registration statement under the Act covering the registration of at least eighty percent (80%) of Registrable Securities, or any lesser number of shares if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 1.2(b), effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2(a):

                    (i) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date ninety (90) days immediately following the effective date of, any registration statement pertaining to securities of the Company



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(other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith its commercially reasonable best efforts to cause such registration statement to become effective;

                    (ii) After the Company has effected one such registration pursuant to this Section 1.2(a), and such registration has been declared or ordered effective; or

                    (iii) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2(a) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in
Section 1.2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder.

            1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company



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shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of written notice by the Company, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

            1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in Section 1.9(b).

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to



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state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (g) Use best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration and "comfort letters" and updates thereto from the Company's independent auditors, in each case in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

            1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            1.6 Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with the registration, filing or qualification pursuant to Section 1.2, including all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

            1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.



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            1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in Section 1.9(b). If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). For purposes of apportionment, any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

            1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any other federal or state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses



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reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information relating to such Holder furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information relating to such Holder furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such Holder.

                (c) Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action,



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shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                (d) If the indemnification provided for paragraphs (a) through
(c) of this Section 1.9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the Holder of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the Holders of such Registrable Securities, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Holders agrees that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Holders of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Holder shall be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder for the sale of Registrable Securities covered by such registration statement and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                (e) The obligations of the Company and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

            1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or



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regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

            1.11 Form S-3 Registration.

                 (a) In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3, which may be a shelf registration under Rule 415 under the Act, and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                    (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                    (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are



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

specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company and keep such registration effective for up to ninety (90) days, unless such registration is a shelf registration pursuant to Rule 415 under the Act, in which case the Company shall maintain its effectiveness until such time as none of the Registrable Securities registered thereon would be deemed to be "restricted securities" pursuant to Rule 144 under the Act and such Holders would not be deemed to be "affiliates" of the Company under Rule 144; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this
Section 1.11: (1) if Form S-3 is not available for such offering by the Holders;
(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has already effected one registration on Form S-3 in the calendar year for the Holders pursuant to this Section 1.11; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                (b) If the Holders initiating the registration request hereunder (the "S-3 Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.11 and the Company shall include such information in the written notice referred to in
Section 1.11(a)(i). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the S-3 Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the S-3 Initiating Holders. Notwithstanding any other provision of this Section 1.11, if the underwriter advises the S-3 Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the S-3 Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the S-3


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

Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

                (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.11, including all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or 1.3, respectively.

            1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee who acquires at least 500,000 shares of Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwithstanding the above, such rights may be assigned by a Holder to a limited partner, general partner or other affiliate of an Investor (the "Transferee") regardless of the number of shares acquired by such Transferee.

            1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of a Holder's securities will not reduce the amount of the Registrable Securities of the Holders which is included.

            1.14 "Market Stand-Off" Agreement. Each holder of securities which are or at one time were Registrable Securities (or which are or were convertible into Registrable Securities) hereby agrees that, during a period not to exceed 180 days, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to a donee who agrees to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:



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
                (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                (b) all officers and directors of the Company enter into similar agreements.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            1.15 Termination of Registration Rights. No shareholder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

         2. Right of First Offer.

            2.1 Grant of Right. Subject to the terms and conditions specified in this Section 2, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Future Shares (as hereinafter defined).

            2.2 Future Shares. "Future Shares" shall mean shares of any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase such capital stock, and securities of any type that are, or may become, convertible into such capital stock; provided however, that "Future Shares" do not include (i) the shares of Preferred Stock or the Common Stock issued or issuable upon the conversion of such Preferred Stock, (ii) the shares of Common Stock issued or issuable upon the conversion of Class B Common Stock
(iii) securities offered pursuant to a registration statement filed under the Act, (iv) securities issued pursuant to the acquisition of another corporation by the Company by merger of, purchase of substantially all of the assets or other reorganization, (v) securities issued in connection with or as consideration for a collaborative partnership arrangement, acquisition or licensing of technology or other significant assets to be used in the Company's business and (vi) securities issued or issuable to officers, directors, employees or consultants of the Company pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors of the Company.

            2.3 Notice. In the event the Company proposes to offer any of its Future Shares, the Company shall first make an offering of such Future Shares to each Investor in accordance with the following provisions:



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

                (a) The Company shall deliver a notice by certified mail (the "Notice") to the Investors stating (i) its bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, (iii) the price, if any, for which it proposes to offer such Future Shares, and (iv) a statement as to the number of days from receipt of such Notice within which the Investor must respond to such Notice.

                (b) Within 20 calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Future Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Shares then held, by such Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding, and outstanding warrants and options. The Company shall promptly, in writing, inform each Investor which purchases all the Future Shares available to it (the "Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Future Shares offered to the Investors which was not subscribed for, which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Shares then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

            2.4 Sale after Notice. If all such Future Shares referred to in the Notice are not elected to be obtained as provided in Section 2.3 hereof, the Company may, during the 90-day period following the expiration of the period provided in Section 2.3 hereof, offer the remaining unsubscribed Future Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree, than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

            2.5 Assignment. The right of first offer granted under this Section 2 is assignable by the Investors to any transferee of a minimum of 500,000 shares of Common Stock (including any shares of Common Stock into which shares of Preferred Stock are convertible).

            2.6 Termination of Rights. No shareholder shall be entitled to exercise any right provided for in this Section 2: (i) upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm



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

commitment underwritten offering of its securities to the general public or (ii) when the Company first becomes subject to the periodic reporting requirements of
Section 12(g) or 15(d) of the Securities Exchange Act of 1934, whichever event shall first occur.

         3. Termination of Prior Rights Agreements. The Prior Rights Agreement is hereby terminated and superseded by this Agreement. This termination shall be binding and effective on all parties to the Prior Rights Agreement upon the execution of this Agreement by the holders of the majority of the Registrable Securities under the Prior Rights Agreement.

         4. Waiver of Right of First Offer. To the extent that an Investor under the Prior Rights Agreement is not purchasing its pro rata share of Series D Preferred Stock pursuant to the Series D Purchase Agreement, all rights under the Right of First Offer set forth in Section 2 of the Prior Rights Agreement to receive notice of the issuance of the Series D Preferred Stock and to purchase such securities are hereby waived. This waiver shall be binding and effective on all parties to the Prior Rights Agreement upon the execution of this Agreement by the holders of the majority of the Registrable Securities under the Prior Rights Agreement.

         5. Miscellaneous Provisions.

            5.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the shares of Registrable Securities; provided, however, that any amendment to this Agreement which solely adds as new Investors parties who purchase Series D Preferred Stock of the Company pursuant to subsequent closings of the Series D Agreement shall not require any approval by the holders of Registrable Securities or the Company and may be effected by adding additional signature pages and additional Exhibit A pages hereto. Any amendment or waiver effected in accordance with this Section 5.1 shall be binding upon each person or entity which are granted certain rights under this Agreement and the Company.

            5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or five business days after deposit with the United States Post Office (by first class mail, postage prepaid), addressed: (a) if to the Company, at 3100 Central Expressway, Santa Clara, CA 95051 USA (or at such other address as the Company shall have furnished to the Investors in writing) attention of President and (b) if to an Investor, at the latest address of such person shown on the Company's records.

            5.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.



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

            5.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

            5.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

            5.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            5.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

            5.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement. Without in any manner limiting the foregoing, the parties hereto agree that this Agreement supersedes and replaces the Prior Rights Agreement, and that the Prior Rights Agreement shall hereafter have no further force or effect.

            5.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

            5.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.



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